The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-261356
Subject to Completion, Dated December 7, 2021
Prospectus Supplement
(To Prospectus dated December 3, 2021)

1,000,000 Shares
Common Stock
This prospectus supplement relates to the offer for sale of 1,000,000 shares of common stock, par value $0.01, of Bank7 Corp. by the selling shareholder named in this prospectus supplement. For a more detailed description of the selling shareholder, see “Selling Shareholder” on page S-6 of this prospectus supplement.
Our common stock is quoted on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BSVN.” On December 6, 2021, the last reported sale price of our common stock on Nasdaq was $23.17 per share.
We are not selling any of the shares in this offering, and, accordingly, will not receive any proceeds from the sale of any of the shares by the selling shareholder. The selling shareholder will receive all of the proceeds from the sale of the shares. We will bear all of the expenses of this offering other than the underwriting discounts.
We are an “emerging growth company” as defined under federal laws and, as such, may elect to comply with certain reduced public company reporting requirements.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our common stock.
	Per Share	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Proceeds, before expenses, to the selling shareholder	$	$
(1)	See “Underwriting” for additional information regarding underwriting compensation.
The underwriters have an option to purchase up to an additional 150,000 shares from the selling shareholder at the public offering price, less the underwriting discounts, within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the exercise of the underwriters’ overallotment option.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
The shares of common stock will be ready for delivery on or about December    , 2021.
Keefe, Bruyette & Woods
A Stifel Company

Stephens Inc.
The date of this prospectus supplement is December   , 2021.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholder and describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the Securities and Exchange Commission (the “SEC”) includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Incorporation of Certain Information Reference” before deciding to invest in our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
None of us, the selling shareholder, or the underwriters has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling shareholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.
No offer of the common stock will be made in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
When used in this herein, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Bank7 Corp. and its consolidated subsidiaries.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein by reference contain forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•	our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable acquisitions;
•
business and economic conditions, particularly those affecting our market areas of Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas, including a decrease in or the volatility of oil and gas prices or agricultural commodity prices within the region;

•	the geographic concentration of our markets in Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas;
•	high concentrations of loans secured by real estate and energy located in our market areas;
•	risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that secure such loans;
•	risks related to the significant amount of credit that we have extended to a limited number of borrowers;
•	our ability to maintain our reputation;
•	our ability to successfully manage our credit risk and the sufficiency of our allowance;
•	reinvestment risks associated with a significant portion of our loan portfolio maturing in one year or less;
•	our ability to attract, hire and retain qualified management personnel;
•	our dependence on our management team, including our ability to retain executive officers and key employees and their customer and community relationships;
•	interest rate fluctuations, which could have an adverse effect on our profitability;
•	competition from banks, credit unions and other financial services providers;
•	system failures, service denials, cyber-attacks and security breaches;
•	our ability to maintain effective internal control over financial reporting;
•	employee error, fraudulent activity by employees or customers and inaccurate or incomplete information about our customers and counterparties;
•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•	costs and effects of litigation, investigations or similar matters to which we may be subject, including any effect on our reputation;
•	severe weather, acts of god, acts of war, pandemics or terrorism;
S-iii

•	impact of COVID-19, the coronavirus, on the United States economy, particularly the hospitality industry;
•
compliance with governmental and regulatory requirements, including the Dodd-Frank and Wall Street Consumer Protection Act and other regulations relating to banking, consumer protection, securities and tax matters;

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the Biden administration; and

•	other factors that are discussed in the section entitled “Risk Factors” on page S-3.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein by reference. Because of these risks and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results. Accordingly, you should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which such forward-looking statements were made. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
S-iv

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the common stock covered hereby. This prospectus supplement and the accompanying prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the common stock covered by this prospectus supplement, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus supplement as described under “Incorporation of Certain Information by Reference.”
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and our corporate website at www.bank7.com. The foregoing website addresses are provided as inactive textual references only. Information contained on our website is not part of this prospectus supplement and is not incorporated by reference as part of this prospectus supplement.
Descriptions in this prospectus supplement of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.
S-v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering of securities covered by this prospectus supplement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement:
•
Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 9, 2021, that is incorporated by reference in that Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 11, 2021, August 13, 2021, and November 5, 2021, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2021, March 31, 2021, May 24, 2021, and October 7, 2021; and
•	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:
Bank7 Corp.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
Attention: Corporate Secretary
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
Prospectus Supplement Summary
We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate nine locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets and pursuing strategic acquisitions.
As a bank holding company, we generate most of our revenue from interest income on loans and from short-term investments. The primary source of funding for our loans and short-term investments are deposits held by our subsidiary, Bank7. We measure our performance by our return on average assets, return on average equity, earnings per share, capital ratios, efficiency ratio (calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis) and noninterest income.
As of September 30, 2021, we had total assets of $1.1 billion, total loans of $924.7 million, total deposits of $1.0 billion and total shareholders’ equity of $122.4 million.
Our principal executive office is located at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, and our telephone number is (405) 810-8600. Investor information for the Company may be found at www.bank7.com. The contents on or accessible through, our website are not incorporated into this prospectus supplement.
The following table summarizes the simulated change in net interest income and fair value of equity over a 12-month horizon as of the dates indicated and corrects and supersedes the table contained in Item 7A of our Annual Report Form 10-K for the year ended December 31, 2020:
	As of December 31,		As of December 31,
	2020		2019
Change in Interest Rates (Basis Points)	Percent Change in Net Interest Income	Percent Change in Fair Value of Equity	Percent Change in Net Interest Income	Percent Change in Fair Value of Equity
+400	39.57%	19.41%	33.21%	21.41%
+300	29.73%	17.53%	24.59%	19.84%
+200	19.87%	15.51%	15.92%	18.15%
+100	9.90%	13.36%	7.11%	16.34%
Base	-0.14%	11.06%	-1.82%	14.39%
-100	-3.11%	10.35%	-6.52%	12.34%
Total deposits as of September 30, 2021 and December 31, 2020 were $1.0 billion and $905.5 million, respectively. The following table sets forth deposit balances by certain categories as of the dates indicated and the percentage of each deposit category to total deposits and corrects and supersedes the table contained in Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.
	September 30,		December 31,
	2021		2020
	Amount	Percentage of Total	Amount	Percentage of Total
	(Dollars in thousands)
Noninterest-bearing demand	$335,316	32.9%	$246,569	27.2%
Interest-bearing:
NOW deposits	233,352	22.9%	232,676	25.6%
Money market	181,633	17.8%	160,108	17.7%
Savings deposits	53,746	5.3%	54,008	6.0%
Time deposits ($250,000 or less)	140,951	13.9%	135,811	20.8%
Time deposits (more than $250,000)	73,376	7.2%	76,342	2.7%
Total interest-bearing	683,058	67.1%	658,945	72.8%
Total deposits	$ 1,018,374	100.0%	$ 905,514	100.0%

The following table summarizes our average deposit balances and weighted average rates for the nine-month period ending September 30, 2021 and year ended December 31, 2020 and corrects and supersedes the table contained in Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021:
	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2021		2020
	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
	(Dollars in thousands)
Noninterest-bearing demand	$ 277,309	0.00%	$ 256,431	0.00%
Interest-bearing:
NOW deposits	194,964	0.40%	163,989	0.78%
Money market	161,696	0.29%	154,724	0.72%
Savings deposits	53,639	0.23%	58,806	0.56%
Time deposits	212,706	0.85%	207,442	1.65%
Total interest-bearing	623,005	0.51%	584,961	1.05%
Total deposits	$ 900,314	0.35%	$ 841,392	0.73%

THE OFFERING
Common stock offering by selling shareholder
1,000,000 shares of common stock
Common stock to be outstanding after this offering
9,071,417 shares of common stock
Underwriters’ overallotment option
150,000 shares of common stock from the selling shareholder
Use of Proceeds
We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder in this offering.
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Symbol
“BSVN”

RISK FACTORS
An investment in our common stock involves risks. We urge you to carefully read and consider the risk factors set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under the heading “Risk Factors” as well as all of the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and other information which may be incorporated by reference in this prospectus supplement as provided under “Incorporation of Certain Information by Reference.” This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sales of common stock sold by the selling shareholder.

SELLING SHAREHOLDER
The following table, which was prepared based on information provided to us by the selling shareholder, sets forth (i) the name of the selling shareholder, (ii) the number of shares of common stock beneficially owned by the selling shareholders, (iii) the number of shares to be offered by the selling shareholder pursuant to this prospectus supplement and (iv) the number of shares beneficially owned by the selling shareholders assuming all of the shares offered by the selling shareholder are sold in this offering.
The percentage of shares beneficially owned in the following table is calculated pursuant to Rule 13d-3 under the Exchange Act and is based on 9,071,417 shares of common stock outstanding as of December 4, 2021. Beneficial ownership includes any shares over which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.
	Shares of common stock Beneficially Owned Prior to the Offering		Shares of common stock Offered Hereby	Shares of common stock Beneficially Owned After Completion of the Offering Assuming No Exercise of Underwriters’ Option		Shares of common stock Beneficially Owned After Completion of the Offering Assuming Full Exercise of Underwriters’ Option
Selling shareholder:	Number	Percentage		Number	Percentage	Number	Percentage
William Bradford Haines Financial Services Trust	2,896,512	31.9%	1,000,000	1,896,512	20.9%	1,746,512	19.25%

UNDERWRITING
The selling shareholder is offering the shares of common stock described in this prospectus supplement through the underwriters named below, for which Keefe, Bruyette & Woods, Inc. is acting as representative. We have entered into an underwriting agreement with the selling shareholder and with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to the underwriters, and the underwriters have agreed to purchase the number of shares of common stock listed next to their respective names in the following table:
Name	Number of Shares
Keefe, Bruyette & Woods, Inc.
Stephens Inc.
Total
The underwriters are committed to purchase all the shares of common stock being offered if it purchases any shares.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $    per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $    per share from the public offering price. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The selling shareholder has granted the underwriters an option to purchase up to 150,000 additional shares of our common stock, at the public offering price, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement. The selling shareholder will be obligated to sell these shares to the underwriters to the extent the overallotment option is exercised.
We and the selling shareholder estimate the expenses of this offering, not including the underwriting discounts, to be approximately $125,000 and such expenses are payable by us.
A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to itself and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We, our executive officers and directors, the selling shareholder, the Lisa K. Haines Services Trust, and the Julee S. Lawrence Financial Services Trust, will enter into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the underwriters and subject to limited exceptions:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing;

•
enter into any swap, hedge, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock or such other securities, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.
These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, Keefe, Bruyette & Woods, Inc. may, in its sole discretion, waive or release all or some of the securities from these lock-up agreements. These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to our common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. In addition, we and the selling shareholder have agreed to indemnify one another against certain liabilities, including liabilities under the Securities Act.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, it may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.
The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS
The validity of the common stock covered by this prospectus supplement has been passed upon for us by McAfee & Taft A Professional Corporation of Oklahoma City, Oklahoma. The underwriters are represented by Bracewell LLP, Houston, Texas.
EXPERTS
The audited consolidated financial statements of Bank7 Corp. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, which are incorporated by reference into this prospectus supplement, have been so incorporated by reference in reliance upon the report of BKD, LLP, registered independent public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
BANK7 CORP.
5,758,240 Shares of Common Stock Offered by the Selling Shareholders
This prospectus relates to the offer and sale from time to time of our common stock, par value $0.01 per share (“common stock”), by the selling shareholders named herein, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The selling shareholders may offer and sell up to 5,758,240 shares of common stock in the aggregate.
We will not receive any proceeds from the sale of common stock by the selling shareholders. The common stock to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers or agents. The selling shareholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution.”
We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of common stock.
Our common stock is quoted on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “BSVN.” On November 23, 2021, the last reported sale price of our common stock on Nasdaq was $25.85 per share.
This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” on page 5 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation of Certain Information By Reference.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
The date of this prospectus is December 3, 2021.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process. Under this shelf registration process, the selling shareholders may sell from time to time an aggregate of up to 5,758,240 shares of the Company’s common stock, in any manner described in this prospectus in one or more offerings. In some cases, the selling shareholders will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus.
You should read this prospectus (including the documents incorporated by reference) and any applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different or additional information. Neither we nor anyone acting on our behalf is making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Bank7 Corp. and its consolidated subsidiaries.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:
•	we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;
•
we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and
•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.
We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, or December 31, 2023, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements incorporated by reference into this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.
IMPLICATIONS OF BEING A CONTROLLED COMPANY
Trusts established for the benefit of William B. “Brad” Haines, our Chairman of the Board, Lisa K. Haines, the Executive Vice President and Chief Marketing Officer of the Bank, and Julee S. Thummel, collectively referred to as the Haines Family Trusts, currently control approximately 63.5% of the outstanding shares of common stock of the Company, and five family members are employees of the Company or the Bank. So long as the Haines Family Trusts continue to own a majority of our common stock, they will have the ability, if they vote in the same manner, to determine the outcome of all matters requiring shareholder approval, including the election of directors, the approval of mergers, material acquisitions and dispositions and other extraordinary transactions, and amendments to our certificate of incorporation, bylaws and other corporate governance documents. In any of these matters, the interests of the Haines Family Trusts may differ from or conflict with the interests of our other shareholders. Moreover, this concentration of stock ownership may also adversely affect the trading price of our common stock if investors perceive disadvantages in owning stock of a company with a controlling family.
We are a “controlled company” for purposes of the Nasdaq corporate governance standards. As a controlled company, we may elect not to comply with certain corporate governance requirements, including the requirements:
•	that a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules;
•
that director nominations are selected, or recommended for the board of directors’ selection, by either (i) the independent directors constituting a majority of the board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a nominating and corporate governance committee that is composed entirely of independent directors; and

•	that we have a compensation committee that is composed entirely of independent directors.
We currently comply with each of these requirements. However, in the future we may avail ourselves of certain of these and other exemptions for as long as we remain a “controlled company.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•	our ability to effectively execute our expansion strategy and manage our growth, including identifying and consummating suitable acquisitions;
•
business and economic conditions, particularly those affecting our market areas of Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas, including a decrease in or the volatility of oil and gas prices or agricultural commodity prices within the region;

•	the geographic concentration of our markets in Oklahoma, the Dallas/Fort Worth metropolitan area and Kansas;
•	high concentrations of loans secured by real estate and energy located in our market areas;
•	risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that secure such loans;
•	risks related to the significant amount of credit that we have extended to a limited number of borrowers;
•	our ability to maintain our reputation;
•	our ability to successfully manage our credit risk and the sufficiency of our allowance;
•	reinvestment risks associated with a significant portion of our loan portfolio maturing in one year or less;
•	our ability to attract, hire and retain qualified management personnel;

•	our dependence on our management team, including our ability to retain executive officers and key employees and their customer and community relationships;
•	interest rate fluctuations, which could have an adverse effect on our profitability;
•	competition from banks, credit unions and other financial services providers;
•	system failures, service denials, cyber-attacks and security breaches;
•	our ability to maintain effective internal control over financial reporting;
•	employee error, fraudulent activity by employees or customers and inaccurate or incomplete information about our customers and counterparties;
•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;
•	costs and effects of litigation, investigations or similar matters to which we may be subject, including any effect on our reputation;
•	severe weather, acts of god, acts of war, pandemics or terrorism;
•	impact of COVID-19, the coronavirus, on the United States economy, particularly the hospitality industry;
•
compliance with governmental and regulatory requirements, including the Dodd-Frank and Wall Street Consumer Protection Act and other regulations relating to banking, consumer protection, securities and tax matters;

•
changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including the policies of the Federal Reserve and as a result of initiatives of the Biden administration; and

•	other factors that are discussed in the section entitled “Risk Factors,” beginning on page 5.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results. Accordingly, you should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which such forward-looking statements were made. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the common stock covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the common stock covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and our corporate website at www.bank7.com. The foregoing website addresses are provided as inactive textual references only. Information contained on our website is not part of this prospectus or any applicable prospectus supplement and is not incorporated by reference as part of this prospectus or any applicable prospectus supplement.
Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of our common stock under this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:
•
Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 9, 2021, that is incorporated by reference in that Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 11, 2021, August 13, 2021, and November 5, 2021, respectively;
•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2021, March 31, 2021, May 24, 2021, and October 7, 2021; and
•	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:
Bank7 Corp.
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(405) 810-8600
Attention: Corporate Secretary

ABOUT BANK7 CORP.
We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate nine locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets and pursuing strategic acquisitions.
As a bank holding company, we generate most of our revenue from interest income on loans and from short-term investments. The primary source of funding for our loans and short-term investments are deposits held by our subsidiary, Bank7. We measure our performance by our return on average assets, return on average equity, earnings per share, capital ratios, efficiency ratio (calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis) and noninterest income.
As of September 30, 2021, we had total assets of $1.1 billion, total loans of $924.7 million, total deposits of $1.0 billion and total shareholders’ equity of $122.4 million.
Our principal executive office is located at 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, and our telephone number is (405) 810-8600. Investor information for the Company may be found at www.bank7.com. The contents on or accessible through, our website are not incorporated into this prospectus.
RISK FACTORS
An investment in our common stock involves risks. We urge you to carefully read and consider the risk factors set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under the heading “Risk Factors” as well as all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference.” This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sales of common stock sold by the selling shareholders.

SELLING SHAREHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 5,758,240 shares of common stock that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
Our founder, William B. “Brad” Haines, acquired the shares of common stock offered hereby in connection with the founding of the Company in 2004 and subsequently transferred those shares to the selling shareholders as part of his estate planning.
The selling shareholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the shares of common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which the selling shareholders provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 9,071,417 shares of common stock outstanding as of November 23, 2021.
	Shares of common stock Beneficially Owned Prior to the Offering		Shares of common stock Offered Hereby	Shares of common stock Beneficially Owned After Completion of the Offering(1)
Selling shareholders:	Number	Percentage		Number	Percentage
William Bradford Haines Financial Services Trust	2,896,512	31.9%	2,896,512	—	—
Lisa K. Haines Financial Services Trust	1,430,864	15.8%	1,430,864	—	—
Julee S. Lawrence Financial Services Trust	1,430,864	15.8%	1,430,864	—	—
(1)	Assumes the selling shareholders sell all of the shares of common stock beneficially owned and do not acquire beneficial ownership of any additional shares of our common stock.

DESCRIPTION OF COMMON STOCK
The following summary description of shares of our common stock, with a par value of $0.01 per share, is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Oklahoma General Corporation Act (the “OGCA”) and by our Amended and Restated Certificate of Incorporation (as amended, the “charter”) and our Amended and Restated Bylaws (as amended, the “bylaws”). Copies of our charter and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
General
As of the date of this prospectus, our charter provides that we may issue a maximum of 50,000,000 shares of common stock and 20,000,000 shares of non-voting common stock, both with a par value of $0.01 per share. As of November 5, 2021, 9,071,417 shares of our common stock were issued and outstanding and 0 shares of our non-voting common stock were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “BSVN.”
Voting Rights
The holders of our voting common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting.
Dividend Rights and Limitations on Payment of Dividends
Holders of our common stock are entitled to dividends when, as and if declared by our board of directors (the “board of directors”) out of funds legally available for that purpose. We currently expect to continue to pay (when, as and if declared by the board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on our common stock; however, there can be no assurance that we will continue to pay dividends in the future. Future dividends on our common stock will depend upon earnings, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by the board of directors.
As a holding company, we are ultimately dependent upon our wholly-owned bank subsidiary, Bank7 (the “Bank”), to provide funding for its operating expenses, debt service, and dividends. Various banking laws and regulations and regulatory guidance applicable to the Bank limit the payment of dividends and other distributions by the Bank to us, and, similarly, certain banking laws and regulations and regulatory guidance may limit our ability to pay dividends on our common stock. Additionally, regulatory authorities could impose administratively stricter limitations on the ability of the Bank to pay dividends to us, or the ability of us to pay dividends to holders of its common stock, if such limitations were to be deemed appropriate in light of capital adequacy requirements.
Liquidation Rights
In the event of our liquidation, dissolution, or winding-up, holders of our common stock have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of creditors, all liabilities, and any liquidation preferences of any outstanding shares of preferred stock.
Anti-Takeover Effects of Certain Provisions
Certain provisions of our charter and bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of our common stock.
Special Shareholder Meetings
Unless otherwise permitted by applicable law, our bylaws provide that special meetings of shareholders may be called only by (i) the board of directors, (ii) the Chairman of the board of directors, (iii) the President or (iv) the board of directors upon the written request of shareholders holding at least 30% of all the votes entitled to be cast on each issue to be considered at the special meeting as of the date of submission of the request.

Requirements for Advance Notification of Shareholder Nominations and Proposals
Under our bylaws, to be properly brought before an annual meeting of shareholders, any shareholder proposal or nomination for election to the board of directors must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, or the announcement thereof, or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, a shareholder’s written notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such notice must contain information specified in our bylaws as to the director nominee or proposal of other business, information about the shareholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made.
Newly Created Directorships and Vacancies on the Board of Directors
Under the charter, any newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of common stock are available for future issuance. The Company may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION
We are registering the shares covered by this prospectus to permit the selling shareholders to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The selling shareholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of shares to be made directly or through agents.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.
The selling shareholders and any of their permitted transferees may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares offered by this prospectus:
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, which is currently the Nasdaq,
•	in the over-the-counter market,
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market,
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,
•	an exchange distribution in accordance with the rules of the applicable exchange,
•	privately negotiated transactions,
•	sales pursuant to Rule 144,
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,
•	a combination of any such methods of sale, and
•	any other method permitted pursuant to applicable law not involving certain hedging or short sales.
With respect to a particular offering of the shares of common stock held by the selling shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•	the specific shares of common stock to be offered and sold;
•	the respective purchase prices and public offering prices and other material terms of the offering;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.
Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.
There can be no assurance that the selling shareholders will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling shareholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.
Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel McAfee & Taft A Professional Corporation of Oklahoma City, Oklahoma. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The audited consolidated financial statements of Bank7 Corp. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, which are incorporated by reference into this prospectus, have been so incorporated by reference in reliance upon the report of BKD, LLP, registered independent public accounting firm, upon the authority of said firm as experts in accounting and auditing.

1,000,000 Shares
Bank7 Corp.
Common Stock

PROSPECTUS SUPPLEMENT
December   , 2021

Keefe, Bruyette & Woods
A Stifel Company

Stephens Inc.